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                                                                     Exhibit 4.2

                         IRREVOCABLE TRUST AGREEMENT
                          ---------------------------


          Irrevocable Trust Agreement, dated as of December 21, 1995 (the "Agreement"), between Host Marriott Corporation (the "Company") and The First National Bank of Chicago, a banking association formed under the laws of the United States of America (the "Trustee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Board of Directors of the Company has heretofore authorized the issuance and sale of shares of a series of preferred stock of the Company, designated as Series A Cumulative Convertible Preferred Stock ("Convertible Preferred Stock") pursuant to that certain Certificate of Designation Rights and Preferences of the Series A Cumulative Convertible Preferred Stock without par value of Host Marriott Corporation, formerly known as Marriott Corporation (the "Certificate of Designation");

          WHEREAS, the Company has outstanding on the date hereof 10.888 shares of its Convertible Preferred Stock represented by 10,888 shares of publicly traded depositary shares ("Depositary Shares");

          WHEREAS, the Board of Directors of the Company have determined to cause the Company to call for redemption (the "Redemption") any and all shares of Convertible Preferred Stock on January 15, 1996 (the "Redemption Date") pursuant to Section 4 of the Certificate of Designation;

          WHEREAS, on December 7, 1995, the Company gave to holders of Convertible Preferred Stock notice of the Redemption pursuant to Section 4(c) of the Certificate of Designation;

          WHEREAS, the Company desires to deposit in trust, for the account of the holders of shares of Convertible Preferred Stock to be redeemed, $683,684.74 representing funds sufficient to pay, in full, the redemption price for the outstanding shares of Convertible Preferred Stock (the "Redemption Fund"), as permitted by Section 4(d) of the Certificate of Designation;

          WHEREAS, the Trustee has full power and authority to execute this Agreement and to accept the trust imposed upon it;

          NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree as follows:
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                                   ARTICLE I

                            APPOINTMENT OF TRUSTEE
                            ----------------------

          1.1  Appointment of Trustee.  The Company hereby appoints The First
               ----------------------
National Bank of Chicago as Trustee hereunder, and the Trustee accepts the trust created by this Agreement upon the terms and conditions hereof.


                                  ARTICLE II

                                  REDEMPTION
                                  ----------

          2.1  Covenant to Redeem.  The Company hereby irrevocably covenants to
               ------------------
redeem in accordance with the Certificate of Designation all shares of the Convertible Preferred Stock outstanding on the Redemption Date at the redemption price of $62,792.50 per share of Convertible Preferred Stock, representing a redemption price per Depositary Share of $62.7925 (the "Redemption Price"). All references herein to Convertible Preferred Stock and the redemption thereof shall be deemed to include a reference to Depositary Shares and the redemption of such Depositary Shares.

          2.2  Corporate Authorization.  The Company represents that it has
               -----------------------
taken all corporate action necessary to authorize the Company's election to redeem the Convertible Preferred Stock.

          2.3  Notice of Redemption.  The Company represents that it has given
               --------------------
the holders of the Convertible Preferred Stock notice which complies, in all material respects, with the requirements for such notice set forth in Section 4(c) of the Certificate of Designation.


                                  ARTICLE III

                               THE TRUST ESTATE
                               ----------------

          3.1  Assignment of Rights and Interests.  With respect to the
               ----------------------------------
Convertible Preferred Stock, there is hereby created and established with the Trustee a special and irrevocable trust (the "Trust") to be held by the Trustee separate and apart from all other assets of the Company or the Trustee. The Company hereby transfers and assigns to the Trustee and its successors, in trust, for the purposes herein specified, all right, title and interest of the Company in and to the Redemption Fund, for the benefit of holders of Convertible Preferred Stock. The Redemption Fund held in trust hereunder as well as any interest received thereon by the Trustee are hereinafter referred to as the "Trust Estate."

          The Trustee shall deposit into the Trust Estate, as and when received by the Trustee, the Redemption Fund and any interest or other payments received thereon.

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          Pursuant to the Certificate of Designation, shares of Convertible
Preferred Stock are convertible into shares of common stock, $1.00 par value per share ("Common Stock"), of the Company until the close of business on January 5, 1996. Upon the Trustee's receipt of any notice from First Chicago Trust Company of New York, Conversion and Redemption Agent for the Convertible Preferred Stock (the "Conversion and Redemption Agent"), stating that a specified number of shares of Convertible Preferred Stock have been converted into shares of Common Stock pursuant to the terms of the Certificate of Designation, the Trustee shall promptly return to the Company from the Redemption Fund any funds in respect of such shares of Convertible Preferred Stock converted into shares of Common Stock.

          3.2  Purpose of Trust.  The Trust is established for the purpose of
               ----------------
satisfying the Company's obligations in respect of the redemption of the Convertible Preferred Stock. The Trust Estate will be used to pay, on the Redemption Date, the Redemption Price, which includes accrued and unpaid dividends on the Convertible Preferred Stock up to and including the Redemption Date. On the Redemption Date, and upon the request of the Conversion and Redemption Agent, the Trustee shall pay to the Conversion and Redemption Agent funds in an amount equal to the aggregate Redemption Price for shares of Convertible Preferred Stock for the Conversion and Redemption Agent specifies that which holders have properly surrendered for redemption through the Redemption Date. Thereafter, and until termination of the Trust pursuant to
Section 5.1, at the request of the Conversion and Redemption Agent, the Trustee shall pay to the Conversion and Redemption Agent the Redemption Price for any shares of Convertible Preferred Stock properly surrendered to the Conversion and Redemption Agent for redemption. Any securities, cash or other assets constituting a part of the Trust Estate in excess of the amount necessary to redeem shares of Convertible Preferred Stock shall be paid over and distributed to the Company from, and free of, the applicable Trust pursuant to Section 3.1 or Section 5.1 hereof. Except as provided in this Article or Section 5.1, the Trust Estate shall not be used for any other purpose.

          3.3  Administration of Trust Estate.  Monies deposited in the Trust
               ------------------------------
Estate shall be invested by the Trustee at the direction of the Company.


                                  ARTICLE IV

                                  THE TRUSTEE
                                  -----------

          4.1  Limitations on Liability.
               ------------------------

          (a) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement. The liability of the Trustee for the payment of the Redemption Price to the holders of the Convertible Preferred Stock shall be limited to the application of the cash (or any other assets) in the Trust Estate.

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

          (b) The Trustee may rely, and shall be protected in acting or refraining from acting in reliance upon, any direction, certificate, statement or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons.

          (c) The Trustee may consult with counsel or other experts and any written opinion of such counsel or other experts shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by the Trustee hereunder in good faith and in accordance with such opinion of counsel or other experts.

          (d) The Trustee shall not be liable for any actions taken, suffered or omitted by it and believed by it to be authorized or within its duties or powers conferred upon it by this Agreement so long as the Trustee is not acting in bad faith or with negligence.

          (e) The Trustee may execute any of the trust powers hereunder and perform any duty hereunder and exercise any right hereunder either directly or by or through its agents or attorneys.

          (f) The Trustee shall have no duty with respect to amounts payable to it in respect of the Trust Estate other than to receive them and to apply the amounts actually received in accordance with this Agreement. The Trustee shall not be obligated to take legal action to enforce the payment obligations of the issuers of any securities in the Trust Estate. The Company may, after 10 days' written notice to the Trustee, enforce any such obligations, in the Company's name or in the Trustee's name, at the Company's sole expense.

          (g) The Trustee shall have no duty to see to any filing, recording or registration of this Agreement or of any agreement amendatory or supplemental hereto or of any instrument of assignment, conveyance, or further assurance, or to the payment of any taxes, fees or charges in connection therewith, or to give any notice with respect thereto or to inquire or see to the payment of, or be under any duty in respect of, any tax or assessment or other governmental charge which may be levied or assessed on the Trust Estate or any part thereof or against the Company. The Trustee shall cooperate with the Company to the extent necessary to enable the Company to take any of the actions contemplated by this paragraph, but all at the Company's expense.

          (h) The Trustee shall not be required to post any bond or other security or risk any funds in connection with its duties as Trustee hereunder.

          (i) The Trustee shall not be liable for any loss resulting from any investment made pursuant to the terms of this Agreement, except as otherwise provided by Section 4.1(d) hereof.

          4.2  Indemnification.  The Company agrees to indemnify, defend and
               ---------------
hold harmless the Trustee and its successors, assigns, agents and servants, from and against any

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

and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses) of whatsoever kind and nature, which may be imposed on, incurred by or asserted against, at any time, the Trustee, arising from or out of the execution, delivery or administration, of this Agreement (including, without limitation, the establishment of the Trust Estate, the acceptance of the cash, securities or other assets deposited therein, the sufficiency of the Redemption Fund, the retention of the Redemption Fund or the proceeds thereof and any payment, transfer or other application of securities or cash by the Trustee in accordance with the provisions of this Agreement or as may arise by reason of any act, omission or error of the Trustee made in good faith in the conduct of its duties hereunder) except for those caused by its own negligence or bad faith. The obligations of the Company to indemnify the Trustee pursuant to this paragraph shall survive the termination of this Agreement. The Trustee shall have no right to obtain payment from the Trust Estate of amounts owing to the Trustee pursuant to this Section 4.2.

          4.3  Compensation of the Trustee.  In consideration of the service
               ---------------------------
rendered by the Trustee under this Agreement, the Company agrees to and shall pay to the Trustee compensation as agreed from time to time between the Trustee and the Company. The Trustee shall be reimbursed for its out-of-pocket costs, expenses and attorneys fees and expenses reasonably incurred by it as Trustee with respect to the Trust Estate. The Trustee shall have no right to obtain payments of its fees and expenses hereunder from the Trust Estate. The provisions of this Section 4.3 shall survive the termination of this Agreement.


                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

          5.1  Termination.
               -----------

          (a) This Agreement shall terminate upon the earlier to occur of (i) the payment by the Trustee of the Redemption Price in respect of all shares of Convertible Preferred Stock outstanding on the Redemption Date or (ii) January 15, 1998. Upon termination of this Agreement, any cash, securities or other assets remaining in the Trust Estate shall be transferred promptly to the Company. Any portion of the Redemption Fund which shall remain unclaimed by the holders of Convertible Preferred Stock as of January 15, 1998 shall be promptly repaid to the Company and thereafter the holder of any such shares shall look only to the Company for the payment of the Redemption Price.

          5.2  No Effect on Certificate of Designation and Convertible Preferred
               -----------------------------------------------------------------
Stock.  Except as expressly provided in the Certificate of Designation, this
-----
Agreement (and the consummation of the transactions contemplated hereby) is not, and shall not be construed to be, a termination of or an amendment to the Certificate of Designation, nor shall it alter any provision of the Convertible Preferred Stock.

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          5.3  Notices.  All instruction, notices and other communications shall
               -------
be given by mail, addressed as follows:

          In the case of the Company:

          Host Marriott Corporation
          10400 Fernwood Road
          Bethesda, Maryland 20871
          Attention:  Christopher G. Townsend

          In the case of the Trustee:

          The First National Bank of Chicago
          c/o First Chicago Trust Company of New York
          14 Wall Street
          8th Floor, Window 2
          New York, New York  10005
          Mail Suite 4607

or at any other address furnished in writing by any of the parties hereto.

          5.4  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          5.5  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York.

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

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                 HOST MARRIOTT CORPORATION



                                 By:    /s/ Christopher G. Townsend
                                      -----------------------------
                                      Christopher G. Townsend
                                      Senior Vice President

                                 THE FIRST NATIONAL BANK OF CHICAGO,
                                      as Trustee



                                 By:    /s/ Richard D. Manella
                                      -----------------------------
                                      R. D. Manella
                                      Vice President


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